#97588909v12 GLOBAL NONQUALIFIED SHARE OPTION AWARD AGREEMENT UNDER THE ARCADIUM LITHIUM PLC OMNIBUS INCENTIVE PLAN This GLOBAL SHARE OPTION AWARD AGREEMENT, including any additional terms or conditions for the Participant’s country set forth in any appendix attached hereto (the “Appendix,” and collectively with this Global Nonqualified Share Option Award Agreement, this “Agreement”), is made by and between Arcadium Lithium plc (the “Company”) and Participant Name (the “Participant”). WHEREAS, the Company maintains the Arcadium Lithium plc Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”); WHEREAS, Article 7 of the Plan authorizes the grant of Awards in the form of Nonqualified Share Options; and WHEREAS, to further align the Participant’s personal financial interests with those of the Company’s shareholders, the Committee has approved this grant of an award of Nonqualified Share Options to the Participant on the terms described herein, effective as of Grant Date (the “Grant Date”); and WHEREAS, the terms of the Plan are incorporated herein by reference and made a part of this Agreement and will control the rights and obligations of the Company and the Participant under this Agreement. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided in connection herewith, the provisions of the Plan will prevail. Capitalized terms not otherwise defined herein will have the same meanings as in the Plan. NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows: 1. Grant of Option. Pursuant to the Plan, effective as of the Grant Date, the Company hereby grants to the Participant a Nonqualified Share Option (“Option”) to purchase an aggregate of Number of Shares Granted ordinary shares of the Company (“Shares”), at an exercise price of Exercise Price per Share (“Exercise Price”), subject to the terms and conditions set forth in this Agreement. 2. Vesting. (a) Subject to the Participant’s continued service to the Company or any of its Affiliates through the applicable vesting date, the Options will vest and become exercisable in equal annual installments on each of the first three anniversaries of the Grant Date. Notwithstanding the foregoing, subject to the Participant’s continued service to the Company or any of its Affiliates through the applicable date or event, any unvested Options shall fully vest and become exercisable upon the earliest to occur of: (i) Participant’s Termination of Service due to the Participant’s death; Exhibit 10.3

-2- #97588909v12 (ii) Participant’s Termination of Service due to the Participant’s Disability; (iii) a Change in Control, if the Company’s successor or the surviving entity (or its parent) fails to continue or assume the Option; or (iv) subject to Section 2(e), the Participant’s Termination of Service within two years following a Change in Control due to either a termination by the Company or its applicable Affiliate without Cause or a resignation by the Participant with Good Reason. (b) [Reserved]1[Notwithstanding anything to the contrary in Section 2(a), subject to Section 2(e), in the event of the Participant’s Termination of Service by the Company without Cause (other than within two years following a Change in Control), any portion of the Unvested Options that would have vested had the Participant remained employed through the first anniversary of the date of the Participant’s Termination of Service shall vest.]2 (c) Upon the Participant’s Termination of Service for any reason, any Unvested Option (as defined below) (excluding, for the avoidance of doubt, any Option which becomes a Vested Option in accordance with the terms of Sections 2(a) [or (b)]3) will then be forfeited immediately and automatically, and the Participant will have no further rights with respect thereto. (d) For purposes of the Option, the Participant’s Termination of Service will be considered to occur as of the date the Participant is no longer actively providing Service to the Company or any Affiliate or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is providing Service or the terms of the Participant’s Service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (i) the Participant’s right to vest in this Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of Service will not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is providing Service or the terms of the Participant’s Service agreement, if any); and (ii) the period (if any) during which the Participant may exercise the Option after the Participant’s Termination of Service will commence on the date the Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where the Participant is providing Service or terms of the Participant’s Service agreement, if any; the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing Service for purposes of the Option (including whether the Participant may still be considered to be providing Service while on a leave of absence). 1 Note to Draft: For non-executives. 2 Note to Draft: For executives. 3 Note to Draft: For executives.

-3- #97588909v12 (e) The application of Sections 2(a)(iv) [and 2(b)]4 is in each case conditioned on (i) the Participant’s execution and delivery to the Company of a general release of claims against the Company and its respective affiliates in a form prescribed by the Company, and (ii) such release becoming irrevocable within 60 days following the Participant’s Termination of Service or such shorter period specified by the Company. For avoidance of doubt, if this release requirement is not timely satisfied, the Units will be forfeited as of the effective date of the Participant’s Termination of Service and the Participant will have no further rights with respect thereto. (f) For purposes of this Agreement, (i) “Vested Option” means any portion of the Option which has vested and become exercisable in accordance with the terms of the Plan and this Agreement (including pursuant to Sections 2(a)(i)-(iv) and 2(b)) and (ii) “Unvested Option” means any portion of the Option that is not a Vested Option. 3. Termination of Option. The Option and all rights hereunder, to the extent such rights will not have been exercised, will terminate and become null and void on the earliest to occur of (a) Expiration Date, (b) three months after the date of the Participant’s Termination of Service for any reason other than due to the Participant’s death, Disability or Termination of Service for Cause, (c) the fifth anniversary of the Participant’s Termination of Service due to the Participant’s Disability or death, (d) the date of the Participant’s Termination of Service for Cause, (e) the date the Option is terminated in accordance with the Plan and this Agreement or (f) if so determined by the Committee, the date of a Change in Control; provided that the Participant is afforded the opportunity to exercise any Vested Option immediately prior to such Change in Control (such earliest date being referred to herein as the “Option Expiration Date”). 4. Right to Exercise. Subject to the terms of this Agreement and the Plan, any Vested Option will remain exercisable from time to time, in whole or in part, until the Option Expiration Date. In no event may the Option (or any portion thereof) be exercised to any extent by the Participant (a) before it becomes a Vested Option or (b) after the Option Expiration Date. 5. Method of Exercise; Settlement. (a) The Participant may exercise a Vested Option with respect to all or any portion of the Shares underlying such Vested Option at any time prior to the Option Expiration Date by (i) delivering to the Company, in accordance with such procedures as determined by the Company, a written notice specifying the Grant Date, the number of such Shares as to which the Vested Option is being exercised (the “Exercise Notice”), (ii) paying the Company an amount equal to the sum of (1) the aggregate Exercise Price applicable to such Shares being exercised and (2) the amount of any applicable Tax-Related Items (collectively, the “Option Payment”) in accordance with Section 5(b) and (iii) making such representations and assurances as the Company deems necessary or appropriate to comply with applicable securities laws. The date on which the Participant delivers the Exercise Notice in accordance with this Section 5(a) (or, if such date is not a trading date, then the next trading date) shall be referred to herein as the 4 Note to Draft: For executives.

-4- #97588909v12 “Exercise Date.” The Company may from time to time make available alternative methods of exercise upon notice to the Participant. (b) The Participant may pay the Option Payment by any of the following means (or by a combination thereof): (i) cash or check, certified bank draft or postal or express money order payable to the order of the Company in lawful money of the United States; or (ii) if permitted by the Committee, in its sole discretion, pursuant to such procedures as the Committee may require, by the Participant’s (A) transferring to the Company, effective as of the Exercise Date, a number of vested Shares owned and designated by the Participant having an aggregate Fair Market Value as of the Exercise Date equal to the Option Payment, (B) electing a “net cashless exercise” procedure in accordance with Section 7.04 of the Plan; provided, however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then unless the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) determines otherwise, this method (B) shall be the default method for such Participant, or (C) delivering irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the Option Payment (“sell-to-cover” method); or (iii) by any other method acceptable to the Committee. (c) As soon as practicable after receipt of the Exercise Notice and the Option Payment, the Company will, without transfer or issue tax or other incidental expense to the Participant, issue the Shares deliverable upon such exercise by causing its transfer agent to make an appropriate book entry in the name of the Participant. 6. Non-Transferability. Neither the Options nor any right with respect thereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company. 7. Adjustments. The Committee shall make equitable substitutions or adjustments to the Option (including, without limitation, the Exercise Price) and/or Shares issuable upon the exercise of the Option as it determines to be necessary or appropriate in the event of any share dividend, share split, merger, consolidation, separation or other change in capitalization, spin-off, extraordinary dividend or distribution, reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), reclassification, recapitalization, partial or complete liquidation of the Company or other similar event or transaction; provided, however, that no such substitution or adjustment will be made if such substitution or adjustment would give rise to any tax under Section 409A or Section 457A of the Code, and provided further that the number of Shares subject to the Option will always be a whole number. 8. Shareholder Rights. The Participant will not have any shareholder rights or privileges, including voting or dividend rights, with respect to the Shares subject to the Option until such Shares are actually issued and registered in the Participant’s name in the Company’s books and records.

-5- #97588909v12 9. No Limitation on Rights of the Company. For the avoidance of doubt, the grant of the Option will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets. 10. Clawback Policy. Without limiting the generality of Article 13 of the Plan and subject to the Jersey Companies Law, to the extent the Participant is a current or former executive officer of the Company, the Option, any Shares or other securities or property issued in respect of the Option or upon exercise of the Option, and the rights of the Participant hereunder, are subject to any policy (whether currently in existence or later adopted) established by the Company providing for clawback or recovery of amounts paid or credited to current or former executive officers of the Company. The Committee will make any determination for clawback or recovery under any such policy in its sole discretion and in accordance with any applicable law or regulation, and the Participant agrees to be bound by any such determination. 11. No Continuation of Service. Nothing in this Agreement or in the Plan will constitute the formation or amendment of any contract of Service or confer on the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or Affiliate employing or retaining the Participant) to terminate the Participant’s Service at any time for any reason, with or without cause. 12. Tax Treatment and Withholding. (a) The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the acquisition or sale of the Shares subject to the Option. The Participant has had the opportunity to review with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. (b) The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Affiliate or Subsidiary to which the Participant provides service (the “Service Recipient”), the ultimate liability for any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to a Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient. The Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as

-6- #97588909v12 applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. (c) Prior to any relevant taxable or tax withholding event, as applicable, and as a condition to the Company’s obligation to issue Shares upon the exercise of the Option hereunder, the Participant agrees to pay to the Company such amount as may be required to satisfy all applicable Tax-Related Items arising in connection with the Option (or otherwise make arrangements acceptable to the Company for the satisfaction any applicable withholding obligations with respect to all Tax-Related Items). In this regard, the Participant authorizes the Company and/or the Service Recipient, at their discretion, to satisfy any applicable withholding obligations with respect to all Tax-Related Items by one or a combination of the following: (i) requiring the Participant to make a payment in a form acceptable to the Company; (ii) withholding from the Participant’s wages or other cash compensation payable to the Participant by the Company and/or the Service Recipient; (iii) withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); (iv) withholding in Shares to be issued upon exercise of the Option (i.e., net settlement), provided, however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then unless the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) determines otherwise, this method (iv) shall be the default withholding method for such Participant; or (v) any other method of withholding determined by the Company and, to the extent required by applicable law or the Plan, approved by the Committee. (d) Notwithstanding the foregoing, and in accordance with Section 16.03 of the Plan, the Participant may satisfy any such withholding requirement by transferring to the Company pursuant to such procedures as the Committee may require, effective as of the date on which such requirement arises, a number of vested Shares owned and designated by the Participant having an aggregate Fair Market Value as of such date that is at least equal to the minimum, and not more than the maximum, amount required to be withheld. If the Committee permits the Participant to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the applicable tax authorities and appropriate state, local and foreign revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the Fair Market Value of the Shares transferred to the Company as provided above. (e) The Company may withhold or account for Tax-Related Items by considering statutory withholding amounts or other withholding rates, including maximum rates applicable in the Participant’s jurisdiction(s). If the maximum rate is used, any over-withheld amount may be refunded to the Participant in cash by the Company or the Service Recipient (with no entitlement to the Share equivalent) or if not refunded, the Participant may seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be

-7- #97588909v12 required to pay additional Tax-Related Items directly to the applicable tax authority or to the Company or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the exercised portion of the Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. If the required amount necessary to satisfy all Tax-Related Items, as determined by the Company, is not timely paid or satisfied, the Participant’s right to receive Shares upon exercise of the Option will be permanently forfeited. 13. Notices. (a) Any notice required to be given or delivered to the Company under the terms of this Agreement will be addressed to it in care of Secretary, Arcadium Lithium plc, 1818 Market Street, Suite 2550, Philadelphia, PA 19103 and any notice to the Participant will be addressed to the Participant’s address now on file with the Company, or to such other address as either may designate to the other in writing. Except as otherwise provided below in Section 13(b), any notice will be deemed to be duly given when enclosed in a properly sealed envelope addressed as stated above and deposited, postage paid, in a post office or branch post office regularly maintained by the United States government. (b) The Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to the Option, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of email or email notification that such documentation is available on the Company’s Intranet site. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this Section 13(b) may be revoked by the Participant at any time by written notice to the Company. The Participant agrees that the foregoing online or electronic participation in the Plan shall have the same force and effect as documentation executed in hardcopy written form. The Participant hereby further agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. 14. Beneficiaries. In the event of the death of the Participant, the issuance of Shares hereunder (if any) shall be made in accordance with the Participant’s written beneficiary designation on file with the Company or its representative and/or agent (if such a designation has been duly filed with the Company or its representative and/or agent, in the form prescribed by the Company and in accordance with the notice provisions of Section 13(a)). In the absence of any such beneficiary designation, the delivery of Shares hereunder (if any) will be made to the person or persons to whom the Participant’s rights shall pass by will or by the applicable laws of intestacy. 15. Government Regulation. The Company’s obligation to deliver Shares upon exercise of the Option will be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

-8- #97588909v12 16. Administration. By entering into this Agreement, the Participant agrees and acknowledges that (a) the Company has provided or made available to the Participant a copy of the Plan, (b) he or she has read the Plan, (c) the Option is subject to the Plan and (d) pursuant to the Plan, the Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to questions arising under the Plan or this Agreement. 17. References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement. 18. Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. 19. Entire Agreement; Amendment. This Agreement, together with the Plan, represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement, written or otherwise, relating to the subject matter hereof. This Agreement may only be amended by a writing signed by each of the parties hereto, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan. 20. Governing Law and Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Bailiwick of Jersey. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the state or federal courts in the Eastern District of Pennsylvania, and no other courts, where this grant of the Option is made and/or to be performed. 21. Privacy. By signing this Agreement, the Participant hereby acknowledges and agrees to the Company’s transfer of certain personal data of such Participant to the Company and its agents for purposes of implementing, performing or administering the Plan, this Award or any related benefit, as contemplated by Section 16.11 of the Plan. The Participant expressly gives his or her consent to the Company to process such personal data. 22. Discretionary Nature. The Participant acknowledges and agrees that the Plan and this Award are exceptional, voluntary and discretionary and do not create any contractual or another right to receive future grants of award, or benefits in lieu of awards, even if awards have been granted in the past. The Participant further acknowledges that any future awards will be made in the Committee’s discretion, and that the Plan may be terminated, amended or canceled by the Company at any time in accordance with its terms. 23. Section Headings. The headings of sections and paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

-9- #97588909v12 24. Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile or .pdf signature), each of which will be deemed to be an original, but all of which together will constitute but one and the same instrument. 25. Section 409A and Section 457A of the Code. To the extent applicable, this Agreement is intended to be exempt from the requirements of Section 409A or Section 457A of the Code and the regulations thereunder, and the provisions of this Agreement shall be interpreted accordingly. If any provision of this Agreement or any term or condition of the Option would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding the foregoing, in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of noncompliance with Section 409A or Section 457A of the Code. 26. Appendix. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any additional terms and conditions for the Participant’s country set forth in the Appendix. Moreover, if the Participant relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement. 27. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. [Signature Page Follows]

#97588909v12 IN WITNESS WHEREOF, the Company’s duly authorized representative and the Participant have each executed this Agreement on the respective date below indicated. ARCADIUM LITHIUM PLC By: Title: Date: PARTICIPANT Signature: ELECTRONIC SIGNATURE Date: ACCEPTANCE DATE

-11- #97588909v12 APPENDIX TO GLOBAL NONQUALIFIED SHARE OPTION AWARD AGREEMENT UNDER THE ARCADIUM LITHIUM PLC OMNIBUS INCENTIVE PLAN Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or in the Global Non-Qualified Share Option Award Agreement. Terms and Conditions This Appendix includes additional terms and conditions that govern the Option granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below. If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the grant of the Option, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant. Notifications This Appendix may also include information regarding securities laws, exchange controls, and certain other issues of which Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of December 2023. Such laws are often complex and change frequently. As a result, the Participant should not rely on the information in this Appendix as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time Participant exercises the Option or sells Shares acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to Participant’s situation. Finally, if the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the grant of the Option, the notifications contained herein may not be applicable to the Participant in the same manner. ALL COUNTRIES Terms and Conditions Nature of Award. In accepting the Option, the Participant acknowledges and agrees that: 1. The Participant is voluntarily participating in the Plan.

-12- #97588909v12 2. The Option and any Shares acquired under the Plan, and the income from and value of same, are an extraordinary item that do not constitute compensation of any kind for service of any kind rendered to the Company or any Affiliate or Subsidiary, and which are outside the scope of the Participant’s Service agreement, if any. 3. The Option and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service options, pension, holiday pay, retirement benefits, or similar payments. 4. Unless otherwise agreed with the Company in writing, the Option and the Shares subject to the Option, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of an Affiliate or Subsidiary; 5. The future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty. 6. If the underlying Shares do not increase in value, the Option will have no value. 7. If the Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price. 8. No claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Shares subject to the Option and the Participant irrevocably releases the Company and any Affiliates or Subsidiaries from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim. 9. No claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is providing Service or the terms of the Participant’s Service agreement, if any). 10. Neither Company nor its Affiliates and Subsidiaries shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Option, the calculation of any applicable Tax-Related Items, or of any amounts due to the Participant pursuant to the exercise of the Option or the subsequent sale of the Shares acquired pursuant to the Option. Language. The Participant acknowledges that they are proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant has received this Agreement or any other document related to the Option translated into a language other than

-13- #97588909v12 English and if the meaning of the translated version is different than the English version, the English version will control, subject to applicable law. Foreign Asset/Account, Exchange Control and Tax Reporting. There may be certain exchange control, tax, and/or foreign asset/account reporting requirements which may affect the Participant’s ability to acquire or hold Shares or cash received from participating in the Plan (including the proceeds from the sale of Shares and the receipt of any dividends paid on Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Participant’s country within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to comply with such regulations, and the Participant should speak to a personal advisor on this matter. Insider Trading/Market Abuse Laws. The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the Participant’s country, which may affect the Participant’s ability to accept, acquire, sell, or otherwise dispose of Shares, rights to Shares (e.g., the Option) or rights linked to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (a) disclosing the inside information to any third party and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Neither the Company nor any Affiliate or Subsidiary will be responsible for such restrictions or liable for the failure on the Participant’s part to know and abide by such restrictions. The Participant should consult with their own personal legal advisers to ensure compliance with local laws. ARGENTINA Notifications Securities Law Information. The Participant understands that neither the Option nor the Shares are publicly offered or listed on any stock exchange in Argentina. Therefore, the offer of the Option does not constitute a public offering as defined under Argentine law. The offer is private and not subject to the supervision of any Argentine governmental authority. Exchange Control Information. If the Participant transfers proceeds from the sale of Shares and any cash dividends into Argentina, the Participant may be subject to certain restrictions, including mandatory deposits. The Argentine bank handling the transaction may request certain documentation in connection with the request to transfer sale proceeds into Argentina (e.g., evidence of the sale, proof of the source of the funds used to purchase the Shares, etc.). The Participant is solely responsible for complying with the exchange control rules that may apply to the Participant in connection with his or her participation in the Plan and/or transfer of proceeds

-14- #97588909v12 from the sale of Shares or receipt of dividends acquired under the Plan into Argentina. The Participant should consult with their personal advisor to ensure compliance with applicable reporting requirements. Foreign Asset/Account Reporting Information. Argentine residents must report any Shares acquired under the Plan and held as of December 31 of each year on their annual tax return for that year. AUSTRALIA Terms and Conditions Australian Offer Document. The Participant understands that the offering of the Plan in Australia is being made under Division 1A of Part 7.12 of the Corporations Act 2001 (Cth). Please note that if the Participant offers Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice on the Participant’s disclosure obligations prior to making any such offer. Participation in the Plan is subject to the terms and conditions set forth in the ESS Offer Document, (which is attached hereto as Addendum A), the Plan and the Agreement provided to the Participant. Notifications Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of the Participant. If there is no Australian bank involved in the transfer, the Participant will be required to file the report. The Participant should consult with their personal advisor to ensure compliance with applicable reporting requirements. Tax Information. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the Options granted under the Plan, such that the Option is intended to be subject to deferred taxation. CANADA Terms and Conditions Termination of Service. The following provision replaces Section 2(d) of the Agreement: The Participant’s Termination of Service will be considered to occur as of the earliest of: (i) the date that the Participant’s Service relationship with the Company or any of its Affiliates or Subsidiaries is terminated or (ii) the date that the Participant receives notice of Termination of Service, regardless of any notice period or period of pay in lieu of such notice required under applicable employment law in the jurisdiction where the Participant is providing Service or the terms of the Participant’s Service agreement, if any. The Participant will not earn or be entitled to any pro-rated vesting or exercisability for that portion of time before the date on which the Participant’s right to vest or exercise (if any) terminates, nor will Participant be entitled to any compensation for lost vesting or exercisability. Notwithstanding the foregoing, if applicable employment standards

-15- #97588909v12 legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Participant’s right to vest in the Option under the Plan, if any, will terminate effective as of the last day of the Participant’s minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting if any applicable vesting date falls after the end of the Participant’s statutory notice period, nor will the Participant be entitled to any compensation for lost vesting. Method of Exercise. The following provision replaces Section 5(b) of the Agreement: The Participant may pay the Option Payment by any of the following means (or by a combination thereof): (i) cash or check, certified bank draft or postal or express money order payable to the order of the Company in lawful money of the United States; or (ii) if permitted by the Committee, in its sole discretion, pursuant to such procedures as the Committee may require, by the Participant’s (A) electing a “net cashless exercise” procedure in accordance with Section 8.04 of the Plan, or (B) delivering irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the Option Payment (“sell-to-cover” method); or (iii) by any other method acceptable to the Committee. Tax Treatment and Withholding. Section 12(d) of the Agreement shall be deleted and replaced with “[Reserved]”. Cash-Out. The Company waives its right to cash out an Option pursuant to Section 7.07 of the Plan and, for greater certainty, an Option granted to a Participant may only be settled in Shares, subject to the exercise procedures set out in Section 7.04 through 7.06 of the Plan and the terms and conditions of this Agreement. The following terms and conditions apply to Service Providers resident in Quebec: French Language Documents. A French translation of this Agreement and certain other documents related to the Option will be made available to the Participant as soon as reasonably practicable. The Participant understands that, from time to time, additional information related to the Option may be provided in English and such information may not be immediately available in French. However, upon request, the Company will provide a translation of such information into French as soon as reasonably practicable. Notwithstanding anything to the contrary in this Agreement, and unless the Participant indicates otherwise, the French translation of this Agreement and certain other documents will govern the Participant’s participation in the Plan. Notifications Securities Law Information. The Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed by the Company, provided the resale of Shares acquired under the Plan takes place outside of Canada, including, if applicable, through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange.

-16- #97588909v12 Foreign Asset/Account Reporting Information. Canadian residents are required to report any foreign property (e.g., Shares acquired under the Plan and possibly Unvested Options) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds a certain legally designated amount at any time in the year. Thus, the Option must be reported – generally at a nil cost – if the legally designated cost threshold is exceeded because of other foreign specified property the Participant holds. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are also owned, this ACB may have to be averaged with the ACB of the other Shares. It is the Participant’s responsibility to comply with these reporting obligations, and the Participant shall consult with their personal tax advisor in this regard. JAPAN Terms and Conditions Tax Withholding. The following provision replaces Section 9(e) of the Agreement: The Company may withhold or account for Tax-Related Items by considering statutory withholding amounts or other withholding rates, including maximum rates applicable in the Participant’s jurisdiction(s). If the maximum rate is used, any over-withheld amount may be refunded to the Participant in cash by the Company or the Service Recipient (with no entitlement to the Share equivalent). The Participant may not seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay additional Tax-Related Items directly to the applicable tax authority or to the Company or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the exercised portion of the Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. If the required amount necessary to satisfy all Tax-Related Items, as determined by the Company, is not timely paid or satisfied, the Participant’s right to receive Shares upon exercise of the Option will be permanently forfeited. Notifications Securities Law Information. The Option and the Shares issuable upon exercise of the Option have not been registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948), as amended (the “FIEA”). The Option and the Shares issuable upon the exercise of Option may not be offered or sold in Japan or to, or for the benefit of, any resident of Japan or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan. As used herein, the term “resident of Japan” means any natural person having his place of domicile or residence in Japan, or any corporation or other entity organized under the laws of Japan or having its main office in Japan.

-17- #97588909v12 Exchange Control Information. If the Participant acquires Shares valued at more than a certain legally designated threshold in a single transaction, the Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Shares. In addition, if Participant pays more than a certain legally designated threshold in a single transaction for the purchase of Shares when the Participant exercises the Option, Participant must file a Payment Report with the Ministry of Finance through the Bank of Japan within 20 days of the date that the payment is made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan. Please note that a Payment Report is required independently from a Securities Acquisition Report; therefore, the Participant must file both a Payment Report and a Securities Acquisition Report if the total amount that Participant pays in a single transaction for exercising the Option and purchasing Shares exceeds a certain legally designated threshold. Foreign Asset/Account Reporting Information. Residents of Japan are required to report details of any assets held outside Japan as of December 31 (including Shares acquired under the Plan), to the extent such assets have a total net value exceeding a certain legally designated threshold. Such report will be due by June 30 of each following year. The Participant should consult with their personal tax advisor to determine if the reporting obligation applies to the Participant’s personal situation. KOREA Terms and Conditions Restrictions on Sale of Shares. The Korean financial regulator, the Financial Supervisory Service (“FSS”), issued a public notice on June 19, 2023 that Korean citizens and residents who: (i) sell shares of foreign-listed companies through an overseas broker; or (ii) deposit funds, resulting from the sale of such shares, into an overseas financial institution may be subject to fines or warnings. To comply with the current FSS requirements, if the Participant is a Korean citizen or resident and wishes to sell the Shares obtained from the Option, the Participant understands and agrees that they must open an account with a Korean broker, sell such Shares through the Korean broker, and deposit the resulting proceeds in a Korean financial institution or bank. These rules are applicable to any Shares of the Company acquired under the Plan. As discordance may result in restrictions of remitting funds from foreign brokers into Korean banks, the Participant should consider transferring their Shares to a Korean broker prior to trading. As a reminder, there have not been any changes to the Participant’s responsibility to satisfy all applicable obligations with respect to any Tax-Related Items arising from the exercise of Option or the subsequent sale of Shares. The relevant rules may be subject to frequent change, including without advance prior notice, and with retroactive effect. Neither the Company nor the Service Recipient is responsible for any

-18- #97588909v12 related noncompliance. The Participant should consult with their personal legal advisor to ensure compliance with the applicable requirements. Please note that a revision to the FSS requirement is underway which is expected to allow tax residents in Korea to trade foreign shares though overseas brokerage accounts without restrictions under certain circumstances (i.e., for simple sales transactions of foreign-listed shares not purchased through domestic investment firms), especially considering that the shares are acquired through employee long- term incentive plans/programs. Once the revision is finalized, this will result in allowing the Participants to sell the Shares acquired from the Options directly through the overseas brokerage account going forward. Notifications Foreign Assets Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds a certain legally designated threshold (or an equivalent amount in foreign currency) on any month-end date during the calendar year. The Participant should consult with their personal tax advisor to determine how to value their foreign accounts for purposes of this reporting requirement and whether the Participant is required to file a report with respect to such accounts. SINGAPORE Notifications Securities Law Information. The grant of the Option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant shall note that the Option is subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale in Singapore of the Shares acquired through the exercise of the Option or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA. UNITED KINGDOM Terms and Conditions Tax Treatment and Withholding. The following provisions supplement Section 11 of the Agreement: Without limitation to Section 11, the Participant hereby agrees that they are liable for all Tax- Related Items and hereby covenants to pay all such Tax- Related Items, as and when requested by the Company or the Service Recipient, as applicable, or by HM Revenue & Customs (“HMRC”) (or any other relevant authority). The Participant also hereby agrees to indemnify and keep indemnified the Company and the Service Recipient, as applicable, against any Tax- Related Items that they are required to pay or withhold or have paid or will pay on the Participant’s behalf to HMRC (or any other tax authority or any other relevant authority).

-19- #97588909v12 Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply if the indemnification is viewed as a loan. In this case, the amount of income tax not collected within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Service Recipient for the value of any employee NICs due on this additional benefit, which may be recovered from Participant by the Company or the Service Recipient by any of the means referred to in Section 11 the Agreement. Notifications Non-Qualified Grants. The Option is not intended to be tax-qualified or tax-preferred under current tax rules and regulations in the United Kingdom. Securities Law Information. Neither the Agreement nor the Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (the “FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Option are exclusively available in the UK to bona fide employees and former employees and any other UK member of the Company or its Affiliates or Subsidiaries.

-20- #97588909v12 ADDENDUM A OFFER OF SHARE OPTIONS TO AUSTRALIAN RESIDENT PARTICIPANTS ARCADIUM LITHIUM PLC OMNIBUS INCENTIVE PLAN Arcadium Lithium plc (the “Company”) is pleased to provide the Participant with this offer to participate in the Arcadium Lithium plc Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”). This ESS Offer Document sets out information regarding the grant of s Nonqualified Share Option (“Options) to Australian resident employees of the Company and its Affiliates and Subsidiaries. Any capitalized term used in this ESS Offer Document shall have the meaning ascribed to such term in the Plan and the Global Share Option Award Agreement. The terms of the grant of the Option incorporate the Plan, this ESS Offer Document and the Global Share Option Award Agreement (the “Agreement”) to which this ESS Offer Document is attached. By accepting a grant of the Option, the Participant will be bound by the terms of the Plan, the Agreement, and this ESS Offer Document. Securities Law Notification. This offer is being made under Division 1A of Part 7.12 of the Corporations Act 2001 (Cth) (the “Act”). For purposes of that Division, the Agreement is to be regarded as a part of this ESS Offer Document. Please note that if the Participant offers any Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice on their disclosure obligations prior to making any such offer. Please also note that there are risks involved in acquiring and holding the Option and any Shares the Participant receives if the Option vests, including: 1. there is no guarantee that any Shares in the Company will grow in value (i.e., they may decline in value). Stock markets are subject to fluctuations and the Company's Share price can rise and fall, depending on the Company's performance and other internal and external factors; 2. the Board may decide not to pay dividends, or change the level of dividends on Shares from time to time; and 3. there are tax implications involved in acquiring and holding the Option and Shares in Company and the tax regime applying to the Participant may change. Australian law normally requires persons who offer financial products to give information to investors before they invest – this requires those offering financial products to have disclosed information that is material for investors to make an informed decision. The usual rules do not apply to this offer because it is made under Division 1A (Employee Share Schemes) of Part 7.12 of the Corporations Act. As a result, the Participant may not be given all of the information normally expected when receiving an offer of financial products in Australia.

-21- #97588909v12 The information contained in this ESS Offer Document is general information only and does not take into account the Participant’s personal objectives, financial situation, and needs. The Participant should obtain their own independent advice on tax and any other matters relevant to their participation in the Plan, including financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission to give such advice. More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at http://www.sec.gov/, on the Company’s investor relations page at https://ir.arcadiumlithium.com/investors/overview/default.aspx, and upon request to the Company. Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a Share is entitled to one vote. Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the Board. Further, Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions. Ascertaining the Market Price of Shares. Details of the current market price of Shares in the Company in USD are available on the New York Stock Exchange website under the symbol “ALTM”: https://www.nyse.com/quote/XNYS:ALTM. The AUD equivalent of that price can be obtained at: https://www.rba.gov.au/statistics/frequency/exchange-rates.html. Please note that this is not a prediction of what the market price of the Shares will be on any applicable vesting date or when Shares are issued to Australian participants (or at any other time), or of the applicable exchange rate at such time. Statutory Terms and Conditions: As noted above, this offer is being made under Division 1A of Part 7.12 of the Act. To comply with that Division, the following terms are included in this ESS Offer Document: continued below

-22- #97588909v12 A. Application Period This offer remains open until the Option’s first applicable vesting date (the “Application Period”). The Participant may accept this offer at any time up until then. B. Acquisition of Options The Participant cannot acquire the Option or purchase any Shares until at least 14 days after receiving this ESS Offer Document. Accordingly, no such acquisition will occur until the 14th day after receiving this ESS Offer Document. C Terms Relating to Disclosure This offer is also subject to the following terms relating to disclosure: (a) this ESS Offer Document and the terms of the offer: (i) must not include a misleading or deceptive statement; and (ii) must not omit any information that would result in this document or terms of the offer being misleading or deceptive; (b) the Company must provide the Participant with an updated ESS Offer Document as soon as practicable after becoming aware that the document that was provided has become out of date, or is otherwise not correct, in a material respect; (c) each person mentioned in items 2, 3 and 4 of the table below must notify, in writing, the Company as soon as practicable if, during the Application Period, the person becomes aware that: (i) a material statement in the documents mentioned in paragraph (a) is misleading or deceptive; or (ii) information was omitted from any of those documents that has resulted in one or more of those documents being misleading or deceptive; or (iii) a new circumstance has arisen during the Application Period which means the ESS Offer Document is out of date, or otherwise not correct, in a material respect; and (d) if the Participant suffers loss or damage because of a contravention of a term of the offer covered by paragraph (a), (b) or (c) above, the Participant can recover the amount of loss or damage in accordance with the table below. For the purposes of paragraph (d) above, an ESS participant must be able to recover loss or damage in accordance with the following table: Item The Participant may recover loss or damage suffered as a result of a from these people... contravention of 1 a term of the offer covered by any of the following paragraphs: paragraph (a) (misleading or deceptive statements and omissions); the Company 2 a term of the offer covered by any of the following paragraphs: paragraph (a) (misleading or deceptive statements and omissions); each director of the Company 3 a term of the offer covered by any of the following paragraphs: paragraph (a) (misleading or deceptive statements and omissions); paragraph (b) (out of date ESS Offer Document) a person named, with their consent, in an ESS Offer Document or the terms of the offer as a proposed director of the Company

-23- #97588909v12 4 a term of the offer covered by paragraph (a) (misleading or deceptive statements and omissions) a person named, with their consent, in the ESS Offer Document or the terms of the offer as having made: the misleading or deceptive statement; or a statement on which the misleading or deceptive statement is based 5 a term of the offer covered by paragraph (c) (failure to notify the Company of misleading or deceptive statement and omissions or new circumstances) the person mentioned in item 2, 3 or 4 of this table who failed to notify the Company in accordance with the term covered by paragraph (c) D Exclusions from Liability A person mentioned in the table in section C above is not liable for any loss or damage suffered by the Participant because of a contravention of a term of the offer covered by paragraph (a) or (b) of section C above if: (a) the person: (i) made all inquiries (if any) that were reasonable in the circumstances; and (ii) after doing so, believed on reasonable grounds that the statement was not misleading or deceptive; or (b) the person did not know that the statement was misleading or deceptive; or (c) the person placed reasonable reliance on information given to the person by: (i) if the person is a body corporate or a responsible entity of a registered scheme - someone other than a director, employee or agent of the body corporate or responsible entity; or (ii) if the person is an individual—someone other than an employee or agent of the individual; or (d) for a person mentioned in column 2 of item 3 or 4 of the table in section C above - the person proves that they publicly withdrew their consent to being named in the document in that way; or (e) the contravention arose because of a new circumstance that has arisen since the ESS Offer Document was prepared and the person proves that they were not aware of the matter.